EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of December
18, 1998 by and between COSI Acquisition Corp., a Delaware corporation (the "Company") and wholly-owned subsidiary of Computer Outsourcing Services, Inc. ("Parent"), and Warren E. Ousley ("Employee").

	W I T N E S S E T H :

WHEREAS, the Company desires to hire Employee as the President of the Company, and Employee desires to commence such employment, upon the terms set forth in the Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Employment. (a) During the Term (as defined herein), Employee shall serve and the Company shall employ (the "Employment") Employee as President of the Company. Employee shall have the full authority to control the day-to-day operations of the Company and the operations management of Parent's data center(s), subject to the general supervision, control and guidance of the
 Board of Directors of the Company (the "Board"). Employee hereby accepts the Employment and agrees to (i) render such services, (ii) perform such duties and
(iii) exercise such supervision and powers to, for and with respect to the Company, as may be established by the Board, for the period and upon the terms set forth in this Agreement.

(b) Employee shall devote substantially all of his business time and attention to the business and affairs of the Company consistent with his position with the Company. This Agreement shall not be construed as preventing Employee from engaging in charitable and community affairs, or giving attention to his passive investments, provided that such activities do not interfere with the regular performance of his duties and responsibilities under this Agreement.

2. Term. Except as otherwise specifically provided in Section 5 below, the term of this Agreement (the "Term") shall commence on the date hereof, and shall continue until November 30, 2001, subject to the terms and conditions of this Agreement.

3.      Compensation.

3.1 Base Salary. Employee shall be paid a base salary (the "Base Salary") at an annual rate of two hundred sixty eight thousand dollars ($268,000), payable at such intervals as the other executive officers of the Company are
paid, but in any event at least on a monthly basis.   The Base Salary may be
increased from time to time by the Board or a committee thereof, in its sole discretion.

3.2 Bonus. In addition to the Base Salary, Employee shall be entitled to such bonus compensation ("Bonus Compensation") as may be determined from time to time by the Board or a committee thereof, in its sole discretion.

3.3 Employee Benefits. In addition to the Base Salary, Employee shall be entitled (i) to receive the fringe benefits provided by the Company to its executive officers, including, but not limited to, life, hospitalization, surgical, major medical and disability insurance and sick leave, which may be in effect from time to time or may hereafter be adopted by the Company, (ii) to be a full participant in all of the Company's other benefit plans, pension plans, retirement plans and profit-sharing plans which may be in effect from time to time or may hereafter be adopted by the Company, and (iii) to an automobile provided by the Company or, in lieu thereof, to all costs and expenses for the maintenance, including insurance, and lease of Employee's automobile; provided however, that such costs and expenses shall not exceed $1,000 in any month.

3.4 Vacation. During the Term, Employee shall be entitled to such vacation with pay during each calendar year of his Employment hereunder consistent with the vacation policy of the Company. Employee shall also be entitled to all paid holidays given by the Company to its executive officers.

4. Expenses. During the Term, the Company shall reimburse Employee upon presentation of appropriate vouchers or receipts in accordance with the Company's expense reimbursement policies for executive officers, for all out-of-pocket business travel and reasonable entertainment expenses incurred or expended by Employee in connection with the performance of his duties under this Agreement.

5.      Consequences of Termination of Employment.

5.1 Death. In the event of the death of Employee during the Term, Employee's Employment hereunder shall be terminated as of the date of his death and Employee's designated beneficiary, or, in the absence of such designation, the estate or other legal representative of Employee (collectively, the "Estate") shall be paid Employee's unpaid Base Salary through the date on which the death occurs plus the Base Salary for three (3) months. The Estate shall be entitled to all other death benefits in accordance with the terms of the Company's benefit programs and plans.

5.2 Disability. In the event Employee shall be unable to render the services or perform his duties hereunder by reason of illness, injury or incapacity (whether physical, mental, emotional or psychological) (any of the foregoing shall be referred to herein as a "Disability") for a period of either
(i) one hundred twenty (120) consecutive days or (ii) one hundred eighty (180) days in any consecutive three hundred sixty-five (365) day period, the Company shall have the right to terminate this Agreement by giving Employee ten (10)
days' prior written notice.   If Employee's Employment hereunder is so
terminated, Employee shall be paid, in addition to payments under any disability insurance policy in effect, Employee's unpaid Base Salary through the month in which the termination occurs.

5.3     Termination of Employment of Employee by the Company for Cause.

(a) Nothing herein shall prevent the Company from terminating Employee's Employment for Cause (as defined below), upon written notice to Employee. From and after the date of such termination, Employee shall no longer be entitled to receive Base Salary and the Company shall no longer be required to pay premiums on any life insurance or disability policy for Employee, if any. Any rights and benefits which Employee may have in respect of any other compensation or any employee benefit plans or programs of the Company, whether pursuant to
Section 3.3 or otherwise, shall be determined in accordance with the terms of such other compensation arrangements or plans or programs. The term "Cause," as used herein, shall mean that: (i) Employee shall embezzle funds or misappropriate other property of the Company or any of its affiliates; (ii) Employee shall willfully disobey a lawful directive of the Board, whether through commission or omission; (iii) the engaging by the Employee in misconduct which is or could reasonably be expected by the Board to become materially injurious to the Company or any of its affiliates, monetarily or otherwise; or (iv) Employee shall breach the Agreement in a material manner or engage in fraudulent conduct as regards the Company or any of its affiliates.

(b) The Company shall provide Employee with written notice stating that it intends to terminate Employee's employment for Cause under this Section 5..3 and specifying the particular act or acts on the basis of which the Board intends to so terminate Employee's employment. Employee shall then be given the opportunity, within thirty (30) days of his receipt of such notice, to have a meeting with the Board to discuss such act or acts (other than with respect to an action described in Section 5.3(a)(i) above as to which the Board may immediately terminate Employee's employment for Cause). Other than with respect to an action described in Section 5.3(a)(i) above, Employee shall be given fifteen (15) days after his meeting with the Board to take reasonable steps to cease or correct the performance (or nonperformance) giving rise to such written notice. In the event Board determines that Employee has failed within such fifteen (15) day period to take reasonable steps to cease or correct such performance (or nonperformance), which determination shall be made in the Board's sole discretion, Employee shall be given the opportunity, within ten (10) days of his receipt of written notice to such effect, to have a meeting with the Board to discuss such determination. Following that meeting, if the Board believes that Employee has failed to take reasonable steps to cease or correct his performance (or nonperformance) as above described, which determination shall be made in the Board's sole discretion, the Board may thereupon terminate the employment of Employee for Cause.

5.4     Termination of Employment of Employee by the Company without Cause.
If the Employee's employment is terminated by the Company other than for Cause, death or disability, Employee shall be paid Employee's unpaid Base Salary through the date of termination and the Base Salary for the remainder of the Term.

6.      Confidential Information.

6.1 Employee covenants and agrees that he will not at any time, either during the Term or thereafter, use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or any of its affiliates except (i) while employed by the Company, in the business of and for the benefit of the Company or any of its affiliates or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or any of its affiliates or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company or any of its affiliates to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's or any of its affiliates' financial data, statistical data, strategic business plans, product development (or other proprietary product data), customers (including, without limitation, the identity of customers and prospective customers, and the identity of individual contacts at business entities which are customers or prospective customers), business relationships, member and manufacturer lists, member and manufacturer information, information relating to practices, processes, methods, trade secrets, marketing plans and other proprietary and confidential information of the Company or any of its affiliates; provided, however, that Confidential Information shall not include any information which (x) is known generally to the public other than as a result of unauthorized disclosure by Employee, (y) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its affiliates or (z) was available to Employee on a non-confidential basis prior to its disclosure to Employee by the Company or any of its affiliates. It is specifically understood and agreed by Employee that any Confidential Information received by Employee during his Employment by the Company or any of its affiliates is deemed Confidential Information for purposes of this Agreement. In the event Employee's Employment is terminated hereunder for any reason, he immediately shall return to the Company all Confidential Information in his possession.

6.2 Employee and the Company agree that this covenant regarding Confidential Information is a reasonable covenant under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction, such covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Employee agrees that any breach of the covenant contained in this Section 6 would irreparably injure the Company and its affiliates. Accordingly, Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 6.

7.      Non-Competition; Non-Solicitation.

7.1 In consideration of the execution of this Agreement, Employee agrees that during the Non-Competition Period (as defined in Section 7.4 below), (i) he shall not be a principal, manager, agent, consultant, officer, director or employee of, or, directly or indirectly, own more than five percent (5%) of any class or series of equity securities in, any partnership, corporation or other entity, which, now or at such time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of the Company or any business activity of the Parent or any of its subsidiaries for which Employee had direct or indirect management responsibility or had detailed knowledge of while employed with the Company (the "Parent Business"); and (ii) he shall not, on behalf of any competing entity, directly or indirectly, have any dealings or contact with any customers of the Company or any of its affiliates (including, without limitation, prospective customers and individual contacts at business entities that are customers or prospective customers).

7.2 During the Non-Competition Period, Employee agrees that (other than on behalf of the Company or any of its affiliates), Employee shall not, on his own behalf or on behalf of any person or entity, directly or indirectly (a) hire, solicit or encourage to leave the employment of, any employee (other than

Rosemarie Klein) who has been employed by the Company or any of its affiliates and (b) directly or indirectly solicit, entice, or divert away from the Company or any of its affiliates, any person who is a then customer or prospective customer of the Company or any of its affiliates or who was a customer or prospective customer of the Company or any of its affiliates at any time while Employee was in the employ of the Company.

7.3 Employee and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Employee agrees that any breach of the covenants contained in this Section 7 would irreparably injure the Company and its affiliates. Accordingly, Employee agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Employee from any court having jurisdiction over the matter, restraining any further violation of this Section 7.

7.4 The provisions of this Section 7 shall extend for the Term and survive the termination of this Agreement for one (1) year from the date of such termination (herein referred to as the "Non-Competition Period").

8.      Invention, Assignment, Publication and Return Provisions.

(a) Employee agrees to and hereby does assign to the Company his entire right, title, and interest in any invention, discovery, idea, improvement, or work, whether patentable or not or copyrightable or not, including, but not limited to, computer software and related products, which is conceived or made solely or jointly by Employee while employed by the Company and which relates in any manner to the actual or reasonably anticipated business, research, developments, services, other activities, or products of the Company or any its affiliates, or which is suggested by or results from any task or work assigned to or performed by the Employee on behalf of the Company or any of its affiliates.

(b) Employee agrees to promptly disclose to the Company any invention, discovery, idea, improvement or work covered by this Section 8 and, if requested, will take all reasonable actions necessary to enable the Company or any of its affiliates to secure patent or copyright protection in the United States or foreign countries for such invention, discovery, idea, improvement or work.

(c) Employee agrees that, while in the employ of the Company and for one (1) year following termination of Employment, for any reason, at least fifteen (15) days prior to the submission for publication of any article or contribution from or by Employee, which article or contribution deals with or makes reference to Confidential Information or any subject pertaining to Employee's work with the Company or any of its affiliates, the Employee will make available to the Company a copy of such article or publication for review. The Company shall have the ability to withdraw any such article or contribution from publication as it deems necessary to protect its Confidential Information or proprietary information.

(d) After the termination of Employee's Employment, for any reason(s), Employee agrees to immediately disclose and surrender to the Company any and all tangible items, including, but not limited to, all inventions; programs; systems; schematics; specifications; ideas; suggestions; products; processes; equipment; data; manuals; writings; documents; drawings; photographs; observations; and the like (including all copies thereof); and any other items, documents, or information concerning the business or affairs of the Company or any of its affiliates that Employee has in his possession.

9.      Notices.        All notices and other communications hereunder shall be
in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if mailed, five (5) days after the date of deposit in the United States mails, as follows:


If to the Company, to:

COSI Acquisition Corp.
2 Christie Heights Street
Leonia, New Jersey  07605
Attention: Chief Financial Officer
Fax No.:  (201) 840-7102

If to Employee, to:

Mr. Warren E. Ousley
18 Wetherill Drive
Freehold, New Jersey  07728
Fax No.:  (732) 308-2340

10. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters; provided, however that to the extent restrictive covenants similar to those set forth in this Agreement are contained in another agreement, each such provision shall be given independent effect and the provisions of this Agreement related to such subject matter shall not invalidate or supersede any provision set forth in any other agreement but all provisions shall be read together and shall be enforceable to the fullest extent of the law.

11. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Employee. "Successors and assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets or common stock of the Company.

12. No Assignment. Except as contemplated by Section 11 above, this Agreement shall not be assignable or otherwise transferable by either party, except that the Company may assign this Agreement to the Parent without the prior written consent of the Employee.

13. Third Party Beneficiary. The parties agree that Parent and its subsidiaries are third party beneficiaries to this Agreement.

14. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 20 hereof shall survive the termination of Employee's employment hereunder.

15. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is authorized by the Board and is agreed to in writing, signed by Employee and by a duly authorized officer of the Company (other than Employee). Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

16. Fees and Expenses. If either party institutes any action or proceedings to enforce any rights the party has under this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of each party's rights or obligations hereunder or to set aside any provision hereof, or for any other judicial remedy, the prevailing party shall be entitled to reimbursement from the other party for its costs and expenses incurred thereby, including but not limited to, reasonable attorneys' fees and disbursements.

17. Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New York, without regard to its conflicts of law rules. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any federal court sitting in the State of New Jersey for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by
 U.S.
registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

18. Titles. Titles to the Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

19. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

20. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


						    COSI ACQUISITION CORP..


						    By: /s/ Robert Wallach
						    -------------------------
						    Robert Wallach, President


						    /s/ Warren E. Ousley
						    -------------------------
						    Warren E. Ousley



































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